EXHIBIT 4.2

EXXON MOBIL CORPORATION

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of June 26, 2020 (this “Supplemental Indenture”), by and between EXXON MOBIL CORPORATION, a New Jersey corporation, as issuer (the “Company”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee (the “Trustee”), supplements the Indenture, dated as of March 20, 2014 (the “Indenture”), by and between the Company and the Trustee.

RECITALS OF THE COMPANY

WHEREAS, Section 9.01(e) of the Indenture provides that, without the consent of any Holder of Securities, the Company and the Trustee may enter into one or more indentures supplemental to the Indenture to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only with respect to Securities not outstanding at the time of the execution of such supplemental indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel; and

WHEREAS, all conditions precedent provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and proportionate benefit of the Holders as follows:

ARTICLE 1

TERMS

Section 1.01.     Definitions. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture.

ARTICLE 2

AMENDMENTS

Section 2.01.     Definition of “U.S. Government Obligations.” The definition of “U.S. Government Obligations” in Section 1.01 of the Indenture is hereby deleted in its entirety, and the definition of “Government Obligations” is hereby added to Section 1.01 of the Indenture, which shall read as follows:

“Government Obligations” means, with respect to a series of Securities, (i) direct obligations of a government that issues the currency in which the Securities of the series are payable (or, in the case of any series of Securities denominated in Euros, direct obligations of a government of a country in the European Monetary Union) for the payment of which the full faith and credit of such government is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clause (i) or (ii) above, are not callable or redeemable at the option of the issuer thereof; or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such Government Obligations or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation evidenced by such depository receipt.

Section 2.02.     References to “U.S. Government Obligations.” All references to “U.S. Government Obligations” in the Indenture are hereby deleted and replaced with references to “Government Obligations.”

Section 2.03.    Execution of Securities by the Company. The first two paragraphs of Section 3.03 of the Indenture are hereby amended as follows (with underlines representing added language):

The Securities shall be executed on behalf of the Company by an Authorized Officer (or any Person designated in writing by an Authorized Officer as authorized to execute the Securities). The signature of any of these officers on the Securities may be manual, electronic or facsimile.

Securities bearing the manual, electronic or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

Section 2.04.    Authentication of Securities by the Trustee. The ninth paragraph of Section 3.03 of the Indenture is hereby amended as follows (with underlines representing added language):

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual, electronic or facsimile signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and that such Security is entitled to the benefits of this Indenture.

Section 2.05.     Applicability. The provisions of this Article 2 shall be applicable only with respect to Securities not outstanding at the time of the execution of this Supplemental Indenture.

ARTICLE 3

ACCEPTANCE OF SUPPLEMENTAL INDENTURE

Section 3.01.     Trustee’s Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE 4

MISCELLANEOUS PROVISIONS

Section 4.01.     Governing Law; Waiver of Trial by Jury. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.02.     Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any authenticating agent, any Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 4.03.     Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 4.04.     Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein provided.

Section 4.05.     The Trustee. The Trustee makes no representations as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 4.06.     Effect on Successors and Assigns. All agreements of the Company, the Trustee, the Registrar and the Paying Agent in this Supplemental Indenture will bind their respective successors.

Section 4.07.     Headings, Etc. The titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

EXXON MOBIL CORPORATION

By:	/s/ J. M. Spellings
Name:	J. M. Spellings
Title:	Vice President, Treasurer and General Tax Counsel

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Debra A Schwalb
Name:	Debra A Schwalb
Title:	Vice President

By:	/s/ Kathryn Fischer
Name:	Kathryn Fischer
Title:	Vice President

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